                                                                     EXHIBIT 3.4

                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                                PLUG POWER INC.
                              (the "Corporation")


                                   ARTICLE I
                                   ---------

                                 Stockholders
                                 ------------

     SECTION 1.  Annual Meeting.  The annual meeting of stockholders (any such
                 --------------
meeting being referred to in these By-laws as an "Annual Meeting") shall be held at the hour, date and place within or without the United States which is fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen months after the Corporation's last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these By-laws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

     SECTION 2.  Special Meetings.  Except as otherwise required by law and
                 ----------------
subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Corporation may be called only by the President, the Chief Executive Officer, the Chairman of the Board, if one is elected, or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

     SECTION 3.  Notice of Stockholder Business and Nominations.
                 ----------------------------------------------

     (a) Annual Meetings of Stockholders.
         -------------------------------

          (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an Annual Meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-law.

          (2) For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such other business must be a proper matter for stockholder action, and such stockholder be present at such meeting, either in person or by representative. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of the 90th day prior to the scheduled date of such Annual Meeting or the 10th day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Corporation. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other stockholders; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3) Notwithstanding anything in the second sentence of paragraph
     (a)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's Annual Meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (b) Special Meetings of Stockholders.  Only such business shall be
         --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

     (c)  General.
          -------

          (1) Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. If the Board of Directors or a designated committee thereof determines that any stockholder proposal or nomination was not made in a timely fashion in accordance with the provisions of this By-law or that the information provided in a stockholder's notice does not satisfy the information requirements of this By-law in any material respect, such proposal or nomination shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal or nomination in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal or nomination was made in accordance with the terms of this By-law. If the presiding officer determines that any stockholder proposal or nomination was not made in a timely fashion in accordance with the provisions of this By-law or that the information provided in a stockholder's notice does not satisfy the information requirements of this By-law in any material respect, such proposal or nomination shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal or nomination was made in accordance with the requirements of this By-law, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal or nomination.

          (2) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (including, without limitation, a Form 8-K) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of preferred stock to elect directors under specified circumstances.

     SECTION 4.  Matters to be Considered at Special Meetings.  Only those
                 --------------------------------------------
matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

     SECTION 5.  Notice of Meetings; Adjournments.  A written notice of each
                 --------------------------------
Annual Meeting stating the hour, date and place of such Annual Meeting shall be given by the Secretary or an Assistant Secretary (or other person authorized by these By-laws or by law) not less than 10 days nor more than 60 days before the Annual Meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the "Certificate") or under these By-laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation's stock transfer books. Such notice shall be deemed to be given when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

     Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

     Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of stockholders need be specified in any written waiver of notice.

     The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 3 of this
Article I of these By-laws or otherwise.   In no event shall the public
announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 3 of this Article I of these By-laws.

     When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate or these By-laws, is entitled to such notice.

     SECTION 6.  Quorum.  A majority of the shares entitled to vote, present in
                 ------
person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in
Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to

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transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 7.  Voting and Proxies.  Stockholders shall have one vote for each
                 ------------------
share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Certificate. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

     SECTION 8.  Action at Meeting.  When a quorum is present, any matter before
                 -----------------
any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Certificate or by these By-laws. Any election by stockholders shall be determined by a plurality of the votes (of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors), except where a larger vote is required by law, by the Certificate or by these By-laws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

     SECTION 9.  Stockholder Lists.  The Secretary or an Assistant Secretary (or
                 -----------------
the Corporation's transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least 10 days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 10.  Presiding Officer.  The Chairman of the Board, if one is
                  -----------------
elected, or if not elected or in his or her absence, the President, shall preside at all Annual Meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

     SECTION 11.  Voting Procedures and Inspectors of Elections.  The
                  ---------------------------------------------
Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.


                                  ARTICLE II
                                  ----------

                                   Directors
                                   ---------

     SECTION 1.  Powers.  The business and affairs of the Corporation shall be
                 ------
managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.

     SECTION 2.  Number and Terms.  The number of directors of the Corporation
                 ----------------
shall be fixed by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.

     SECTION 3.  Qualification.  No director need be a stockholder of the
                 -------------
Corporation.

     SECTION 4.  Vacancies.  Subject to the rights, if any, of the holders of
                 ---------
any series of preferred stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of preferred stock to elect directors, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     SECTION 5.  Removal.  Directors may be removed from office in the manner
                 -------
provided in the Certificate.

     SECTION 6.  Resignation.  A director may resign at any time by giving
                 -----------
written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

     SECTION 7.  Regular Meetings.  The regular annual meeting of the Board of
                 ----------------
Directors shall be held, without notice other than this Section 7, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.

     SECTION 8.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

     SECTION 9.  Notice of Meetings.  Notice of the hour, date and place of all
                 ------------------
special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, telex, telecopy, telegram, or other written form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

     When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

     A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 10.  Quorum.  At any meeting of the Board of Directors, a majority
                  ------
of the directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 9 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

     SECTION 11.  Action at Meeting.  At any meeting of the Board of Directors
                  -----------------
at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.

     SECTION 12.  Action by Consent.  Any action required or permitted to be
                  -----------------
taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

     SECTION 13.  Manner of Participation.  Directors may participate in
                  -----------------------
meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

     SECTION 14.  Committees.  The Board of Directors, by vote of a majority of
                  ----------
the directors then in office, may elect from its number one or more committees, including, without limitation, an Executive Committee, a Compensation Committee, a Stock Option Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law, but no such rescission shall have retroactive effect.

     SECTION 15.  Compensation of Directors.  Directors shall receive such
                  -------------------------
compensation for their services as shall be determined by a majority of the Board of Directors provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.


                                  ARTICLE III
                                  -----------

                                   Officers
                                   --------

     SECTION 1.  Enumeration.  The officers of the Corporation shall consist of
                 -----------
a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

     SECTION 2.  Election.  At the regular annual meeting of the Board of
                 --------
Directors following the Annual Meeting, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

     SECTION 3.  Qualification.  No officer need be a stockholder or a director.
                 -------------
Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

     SECTION 4.  Tenure.  Except as otherwise provided by the Certificate or by
                 ------
these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

     SECTION 5.  Resignation.  Any officer may resign by delivering his or her
                 -----------
written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     SECTION 6.  Removal.  Except as otherwise provided by law, the Board of
                 -------
Directors may remove any officer with or without cause by the affirmative vote of a majority of the Directors then in office.

     SECTION 7.  Absence or Disability.  In the event of the absence or
                 ---------------------
disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

     SECTION 8.  Vacancies.  Any vacancy in any office may be filled for the
                 ---------
unexpired portion of the term by the Board of Directors.

     SECTION 9.  President.  The President shall, subject to the direction of
                 ---------
the Board of Directors, have general supervision and control of the Corporation's business. If there is no Chairman of the Board or if he or she is absent, the President shall preside, when present, at all meetings of stockholders and of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

     SECTION 10.  Chairman of the Board.  The Chairman of the Board, if one is
                  ---------------------
elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

     SECTION 11.  Chief Executive Officer.  The Chief Executive Officer, if one
                  -----------------------
is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

     SECTION 12.  Vice Presidents and Assistant Vice Presidents.  Any Vice
                  ---------------------------------------------
President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

     SECTION 13.  Treasurer and Assistant Treasurers.  The Treasurer shall,
                  ----------------------------------
subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

     Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

     SECTION 14.  Secretary and Assistant Secretaries.  The Secretary shall
                  -----------------------------------
record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose.
In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

     Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

     SECTION 15.  Other Powers and Duties.  Subject to these By-laws and to such
                  -----------------------
limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.


                                  ARTICLE IV
                                  ----------

                                 Capital Stock
                                 -------------

     SECTION 1.  Certificates of Stock.  Each stockholder shall be entitled to a
                 ---------------------
certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the

Corporation's officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

     SECTION 2.  Transfers.  Subject to any restrictions on transfer and unless
                 ---------
otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

     SECTION 3.  Record Holders.  Except as may otherwise be required by law, by
                 --------------
the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

     It shall be the duty of each stockholder to notify the Corporation of his or her post office address and any changes thereto.

     SECTION 4.     Record Date.  In order that the Corporation may determine
                    -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 5.  Replacement of Certificates.  In case of the alleged loss,
                 ---------------------------
destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.


                                   ARTICLE V
                                   ---------

                                Indemnification
                                ---------------

     SECTION 1.  Definitions.  For purposes of this Article:
                 -----------

     (a) "Director" means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation.

     (b) "Officer" means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

     (c) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation, but who is not or was not a Director or Officer;

     (d) "Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative;

     (e) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

     (f) "Corporate Status" describes the status of a person who (i) in the case of a Director, is or was a director of the Corporation and is or was acting in such capacity, (ii) in the case of an Officer, is or was an officer, employee, trustee or agent of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such Officer is or was serving at the request of the Corporation, and (iii) in the case of a Non-Officer Employee, is or was an employee of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such Non-Officer Employee is or was serving at the request of the Corporation. For purposes of subsection (ii) of this Section 1(f), an officer or director of the Corporation who is serving as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation;

     (g) "Disinterested Director" means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding; and

     (h) "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

     SECTION 2.  Indemnification of Directors and Officers.  Subject to the
                 -----------------------------------------
operation of Section 4 of this Article V, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director's or Officer's behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director's or Officer's Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director's rights to Indemnification under these by-laws.

     SECTION 3.  Indemnification of Non-Officer Employees.  Subject to the
                 ----------------------------------------
operation of Section 4 of this Article V, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee's behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee's Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

     SECTION 4.  Good Faith.  Unless ordered by a court, no indemnification
                 ----------
shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

     SECTION 5.  Advancement of Expenses to Directors Prior to Final
                 ---------------------------------------------------
Disposition. The Corporation shall advance all Expenses incurred by or on behalf
-----------
of any Director in connection with any Proceeding in which such Director is involved by reason of such Director's Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

     SECTION 6.  Advancement of Expenses to Officers and Non-Officer Employees
                 -------------------------------------------------------------
Prior to Final Disposition.
--------------------------

     (a)  Advancement to Officers. The Corporation may, at the discretion of the
          -----------------------
Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer in connection with any Proceeding in which such is involved by reason of such Officer's Corporate Status upon the receipt by the Corporation of a statement or statements from such Officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer is not entitled to be indemnified against such Expenses.

     (b)  Advancement to Non-Officer Employees. The Corporation may, at the
          ------------------------------------
discretion of the Board of Directors or of any Officer who is authorized to act on behalf of the Corporation, advance any or all Expenses incurred by or on behalf of any Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved by reason of such Non-Officer Employee's Corporate Status upon the receipt by the Corporation of a statement or statements from such Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such Non-Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Non-Officer Employee is not entitled to be indemnified against such Expenses.

     SECTION 7.  Contractual Nature of Rights.  The foregoing provisions of this
                 ----------------------------
Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this
Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within (a) 60 days after receipt by the Corporation's of a written claim for indemnification, or (b) in the case of a Director, 10 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or, in the case of a Director, advancement of Expenses, under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible.

     SECTION 8.  Non-Exclusivity of Rights.  The rights to indemnification and
                 -------------------------
advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

     SECTION 9.  Insurance.  The Corporation may maintain insurance, at its
                 ---------
expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person's Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

                                  ARTICLE VI
                                  ----------

                           Miscellaneous Provisions
                           ------------------------

     SECTION 1.  Fiscal Year.  Except as otherwise determined by the Board of
                 -----------
Directors, the fiscal year of the Corporation shall end on the last day of December of each year.

     SECTION 2.  Seal.  The Board of Directors shall have power to adopt and
                 ----
alter the seal of the Corporation.

     SECTION 3.  Execution of Instruments.  All deeds, leases, transfers,
                 ------------------------
contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

     SECTION 4.  Voting of Securities.  Unless the Board of Directors otherwise
                 --------------------
provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

     SECTION 5.  Resident Agent.  The Board of Directors may appoint a resident
                 --------------
agent upon whom legal process may be served in any action or proceeding against the Corporation.

     SECTION 6.  Corporate Records.  The original or attested copies of the
                 -----------------
Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

     SECTION 7.     Certificate.  All references in these By-laws to the
                    -----------
Certificate shall be deemed to refer to the Amended and Restated Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

     SECTION 8.  Amendment of By-laws.
                 --------------------

       (a)  Amendment by Directors.  Except as provided otherwise by law, these
            ----------------------
By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

       (b)  Amendment by Stockholders.  These By-laws may be amended or repealed
            -------------------------
at any Annual Meeting, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate, these By-laws, or other applicable law.


Adopted October___, 1999 and effective as of October ____, 1999.